                             [FORM OF FACE OF NOTE]

                                                                    CUSIP Number

                         MORRIS MATERIAL HANDLING, INC.

                           9 1/2% SENIOR NOTE DUE 2008

      Morris Material Handling, Inc., a Delaware corporation (the "Company", which term includes any successor corporation), for value received promises to
pay to [              ] or registered assigns the principal sum [of ____________
($_______________)] [indicated on Schedule A hereof]* on April 1, 2008.

      Interest Payment Dates: April 1 and October 1, commencing October 1, 1998

      Record Dates: March 15 and September 15.

      Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

      Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit of this Indenture or be valid or obligatory for any purpose.

      ----------
      * Include for Global Notes.

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by their duly authorized officers.

                                          MORRIS MATERIAL HANDLING, INC.


                                          By:
                                             ----------------------------
                                             Name:
                                             Title:

Certificate of Authentication:
This is one of the 9 1/2% Senior
Notes due 2008 referred to in
the within-mentioned Indenture

Dated: March 30, 1998

United States Trust Company of
  New York, as Trustee


By:
   ------------------------------
   Authorized Signatory

                         MORRIS MATERIAL HANDLING, INC.

                           9 1/2% SENIOR NOTE DUE 2008

      1. INTEREST.

      MORRIS MATERIAL HANDLING, INC., a Delaware corporation (the Company"), promises to pay interest on the principal amount of this Note semi-annually on April 1 and October 1 of each year (each an "Interest Payment Date"), commencing on October 1, 1998, at the rate of 9 1/2% per annum. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of the original issuance of the Notes.

      The Issuers shall pay interest on overdue principal, and on overdue premium, if any, and overdue interest, to the extent lawful, at the rate equal to 1% per annum in excess of the rate borne by the Notes.

      2. METHOD OF PAYMENT.

      The Company will pay interest on this Note provided for in Paragraph 1 above (except defaulted interest) to the person who is the registered Holder of this Note at the close of business on the March 15 or September 15 preceding the Interest Payment Date (whether or not such day is a Business Day). The Holder must surrender this Note to a Paying Agent to collect principal payments. The Company will pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts; provided, however, that the Company may pay principal, premium, if any, and interest by check payable in such money. The Company may mail an interest check to the Holder's registered address.

      3. PAYING AGENT AND REGISTRAR.

      Initially, United States Trust Company of New York (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to the Holders of the Notes. Neither the Company nor any of its Subsidiaries or Affiliates may act as Paying Agent but may act as Registrar.

      4. INDENTURE; RESTRICTIVE COVENANTS.

      The Company issued this Note under an Indenture dated as of March 30, 1998 (the "Indenture") among the Company, the Guarantors and the Trustee. The terms of this Note include those stated in this Indenture and those made part of this Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Section 77aaa-77bbbb) as in effect on the date of this Indenture.

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This Note is subjectto all such terms, and the Holder of this Note is referred to this Indenture and said Trust Indenture Act for a statement of them. All capitalized terms in this Note, unless otherwise defined, have the meanings assigned to them by the Indenture.

      The Notes are general unsecured obligations of the Company limited to $200,000,000 aggregate principal amount, except as provided in Section 2.8 of the Indenture. The Indenture imposes certain restrictions on, among other things, the incurrence of indebtedness, the incurrence of liens and the issuance of capital stock by Subsidiaries of the Company, mergers and sale of assets, the payments of dividends on, or the repurchase of, capital stock of the Company and its Restricted Subsidiaries, certain other restricted payments by the Company and its Restricted Subsidiaries, certain transactions with, and investments in, its affiliates, certain sale and lease-back transactions and a provision regarding change-of-control transactions.

      5. OPTIONAL REDEMPTION.

      The Company, at its option, may redeem the Notes, in whole or in part, at any time or from time to time on or after April 1, 2003, at the following Redemption Prices expressed as a percentage of principal amount), together, in each case, with accrued and unpaid interest to the Redemption Date, if redeemed during the twelve month period beginning on April 1 of each year listed below:

Year                                                          Redemption Price
----                                                          ----------------

2003 .............................................................. 104.750%
2004 .............................................................. 103.167%
2005 .............................................................. 101.583%
2006 and thereafter ............................................... 100.000%

      Notwithstanding the foregoing, the Company may redeem in the aggregate up to 35% of the original principal amount of Notes at any time and from time to time prior to April 1, 2001 at a redemption price equal to 109.500% of the aggregate principal amount so redeemed, plus accrued interest to the Redemption Date out of the Net Proceeds of one or more Public Equity Offerings; provided that at least $130.0 million of the principal amount of Notes originally issued remain outstanding immediately after the occurrence of any such redemption and that any such redemption occurs within 90 days following the closing of any such Public Equity Offering.

      6. NOTICE OF REDEMPTION.

      Notice of redemption will be mailed by first class mail at least 30 days but not more than 60 days prior to the Redemption Date to each Holder of Notes to be redeemed at its last address


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

as it shall appear on the register maintained by the Registrar of the Notes. On and after any Redemption Date, interest will cease to accrue on the Notes or portions thereof called for redemption unless the Issuers shall fail to redeem any such Note.

      7. OFFERS TO PURCHASE.

      The Indenture requires that certain proceeds from Asset Sales be used, subject to further limitations contained therein, to make an offer to purchase certain amounts of Notes in accordance with the procedures set forth in the Indenture. The Company is also required to make an offer to purchase the Notes upon the occurrence of a Change of Control in accordance with procedures set forth in the Indenture.

      8. REGISTRATION RIGHTS.

      Pursuant to the Registration Rights Agreement among the Company, the Guarantors and CIBC Oppenheimer Corp. and Goldman, Sachs & Co., as initial purchasers of the Notes, and Indosuez Capital, as Financial Advisor, the Company will be obligated to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for Notes issued under the Indenture (or a trust indenture substantially identical to the Indenture in accordance with the terms of the Registration Rights Agreement) which have been registered under the Securities Act, in like principal amount and having substantially identical terms as the Notes. The Holders shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

      9. DENOMINATIONS, TRANSFER, EXCHANGE.

      The Notes are in registered form in denominations of $1,000 and integral multiples thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Note selected for redemption or register the transfer of or exchange of any Note for a period of 15 days before the mailing of notice of redemption of Notes to be redeemed or any Note after it is called for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

      [10. PERSONS DEEMED OWNERS

      The registered Holder of this Note may be treated as the owner of it for all purposes.]


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

      [11. THE GLOBAL NOTE

      So long as this Global Note is registered in the name of the Depository or its nominee, members of, or participants in, the Depository ("Agent Members") shall have no rights under the Indenture with respect to this Global Note held on their behalf by the Depository or the Trustee as its custodian, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of this Global Note for all purpose. Notwithstanding the foregoing, nothing herein shall (i) prevent the Company, the Trustee or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depository or (ii) impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of Notes.

      The Holder of this Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests in this Global Note through Agent Members, to take any action which a Holder of Notes is entitled to take under the Indenture or the Notes.

      Whenever, as a result of optional redemption by the Company, a Change of Control Offer, an Excess Proceeds Offer, an Exchange Offer or an exchange for Physical Notes, this Global Note is redeemed, repurchased or exchanged in part, this Global Note shall be surrendered by the Holder thereof to the Trustee who shall cause an adjustment to be made to Schedule A hereof so that the principal amount at Maturity of this Global Note will be equal to the portion not redeemed, repurchased or exchanged and shall thereafter return this Global Note to such Holder; provided that this Global Note shall be in a principal amount at Maturity of $1,000 or an integral multiple of $1,000.]*

      12. UNCLAIMED MONEY.

      If money for the payment of principal of, premium, if any, or interest on any Note remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company or the Guarantors at its written request. After such payment, Holders entitled to money must look only to the Company and the Guarantors for payment as general creditors unless applicable abandoned property law designates another person.

      13. AMENDMENT, SUPPLEMENT AND WAIVER.

      Subject to certain exceptions, the Indenture or the Notes may be modified, amended or supplemented by the Company, the Guarantors and the Trustee with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding and any existing Default or compliance with any

----------
* Include for Global Notes.


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

provision may be waived in a particular instance with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without the consent of Holders, the Company, the Guarantors and the Trustee may amend the Indenture or the Notes or supplement the Indenture for certain specified purposes including providing for uncertificated Notes in addition to certificated Notes, and curing any ambiguity, defect or inconsistency, or making any other change that does not adversely affect the interests of the Holders in any material respect.

      14. SUCCESSOR ENTITY.

      When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture and immediately before and thereafter no Default exists and certain other conditions are satisfied, the predecessor corporation will be released from those obligations.

      15. DEFAULTS AND REMEDIES.

      Events of Default are set forth in the Indenture. If an Event of Default (other than an Event of Default pursuant to Section 6.1(vi) or (vii) of the Indenture with respect to the Company) occurs and is continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding, by notice to the Company, may declare to be immediately due and payable, the entire principal amount of all the Notes then outstanding plus accrued interest to the date of acceleration and such amounts shall become immediately due and payable; provided, however, that after such acceleration but before a judgment or decree based on such acceleration is obtained by the Trustee, the Holders of a majority in aggregate principal amount of the outstanding Notes may, under certain circumstances, rescind and annul such acceleration if (i) all Events of Default, other than nonpayment of principal, premium or interest, that has become due solely because of acceleration, have been cured or waived as provided in the Indenture, (ii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid, (iii) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and (iv) in the event of the cure or waiver of an Event of Default of the type described in Section 6.1(vi) or (vii) of the Indenture, the Trustee shall have received an Officers' Certificate and an Opinion of Counsel that such Event of Default has been cured or waived. In case an Event of Default specified in Section 6.1(vi) or (vii) of the Indenture with respect to the Company or any Significant Subsidiary occurs, the principal, premium, if any, and interest with respect to all of the Notes, shall be due and payable immediately without any declaration or other act on the part of the Trustee or the Holders of the Notes.


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

      16. TRUSTEE DEALINGS WITH THE COMPANY.

      The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may make loans to, accept deposits from, and perform services or otherwise deal with the Company, any Guarantor or their Affiliates, as if it were not the Trustee.

      17. NO RECOURSE AGAINST OTHERS.

      As more fully described in the Indenture, a stockholder, officer, employee, director or incorporator, as such, of the Company or any Guarantor shall not have any liability for any obligations of the Company or any Guarantor under the Notes or the Indenture or for any claim based on, in respect or by reason of, such obligations or their creation. The Holder of this Note by accepting this Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Note.

      18. DEFEASANCE AND COVENANT DEFEASANCE.

      The Indenture contains provisions for defeasance of the entire indebtedness on this Note and for defeasance of certain covenants in the Indenture upon compliance by the Company with certain conditions set forth in the Indenture.

      19. ABBREVIATIONS.

      Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (Uniform Gifts to Minors Act).

      20. CUSIP NUMBERS.

      Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP Numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders of the Notes. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

      21. GOVERNING LAW.

      THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE


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

OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE.

      THE COMPANY WILL FURNISH TO ANY HOLDER OF A NOTE UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE. REQUESTS MAY BE MADE TO: MORRIS MATERIAL HANDLING, INC., 315 West Forest Hill Avenue, Oak Creek, Wisconsin 53154,
Attention: Secretary.

      22. GUARANTEES BY SUBSIDIARIES.

      The Notes are guaranteed by certain Subsidiaries for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.


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

                                   [SCHEDULE A

                          SCHEDULE OF PRINCIPAL AMOUNT

The initial principal amount at Maturity of this Global Note shall be ____________ ($_____________). The following decreases/increases in the principal amount at Maturity of this Global Note have been made:

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            Decrease in    Increase in     Total Principal Amount  Notation Made
Date of     Principal      Principal       at Maturity Following   by or on
Decrease/   Amount at      Amount at       such Decrease/          Behalf of
Increase    Maturity       Maturity        Increase                Trustee
--------------------------------------------------------------------------------

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                                                                              ]*

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* Include for Global Notes.


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                                   ASSIGNMENT

I or we assign and transfer this Note to:

             (Insert assignee's social security or tax I.D. number)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
             (Print or type name, address and zip code of assignee)

and irrevocably appoint:

________________________________________________________________________________

________________________________________________________________________________

Agent to transfer this Note on the books of the Company. The Agent may substitute another to act for him.

Date:_________    Your Signature:_______________________________________________
                                       (Sign exactly as your name appears on
                                        the other side of this Note)

      Signature Guarantee:______________________________________________________


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

                       OPTION OF HOLDER TO ELECT PURCHASE

      If you want to elect to have all or any part of this Note purchased by the Company pursuant to Section 4.8 or Section 4.14 of the Indenture, check the appropriate box:

            [  ]  Section 4.8       [  ]  Section 4.14

If you want to have only part of the Note purchased by the Company pursuant to
Section 4.8 or Section 4.14 of the Indenture, state the amount (in an integral multiple of $1,000) you elect to have purchased: $______________

Date:_______________________

Your Signature:_________________________________________________________________
                           (Sign exactly as your name appears on the other
                            side of this Note)


_______________________________
Signature Guaranteed


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